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                                                                    EXHIBIT 10.2

                              FORBEARANCE AGREEMENT

This agreement ("Agreement") is entered into as of this 21st day of November, 2001, by and between Banc One Leasing Corporation ("Banc One"), Metatec International, Inc., an Ohio company ("International"), and Metatec Worldwide, Inc., an Ohio company ("Worldwide").

                             BACKGROUND INFORMATION

WHEREAS, on or around July 27, 1998, Metatec Corporation executed and delivered to Banc One a Master Lease Agreement (together with all related addenda, certificates, riders, evidence of perfection, the Schedules and Assumption, as defined below, all as may have been or may be amended, the "Lease"); and

WHEREAS, pursuant to the Lease, on or around July 30, 1998, Metatec Corporation executed and delivered to Banc One Lease Schedule No. 1000063754 (together with related addenda, certificates, riders and other related documents, as amended, "Schedule 1") pursuant to which Banc One leased to Metatec Corporation certain personal property described therein ("Equipment 1"); and

WHEREAS, pursuant to the Lease, on or around August 20, 1998, Metatec Corporation executed and delivered to Banc One Lease Schedule No. 1000063755 (together with related addenda, certificates, riders and other related documents, as amended, "Schedule 2"; Schedules 1 and 2 are herein collectively referred to as the "Schedules") pursuant to which Banc One leased to Metatec Corporation certain personal property described therein ("Equipment 2"; Equipment 1 and 2 is herein collectively referred to as the "Equipment"); and

WHEREAS, on or around November 24, 1999, Metatec Corporation, International and Banc One entered into an Assumption Agreement wherein International assumed all of Metatec Corporation's obligations, agreements, tax indemnities and other indemnities under the Lease (the "Assumption"); and

WHEREAS, as of March 31, 2001, International and Worldwide executed and delivered to Banc One Security Agreements (together with all related evidence of perfection, each, a "Security Agreement"; collectively, the "Security Agreements") pursuant to which International and Worldwide granted to Banc One, as collateral security for International's obligations under the Lease, a security interest in their Equipment, Inventory, Accounts, chattel paper, general intangibles, instruments, investment property, documents, deposit accounts, letter of credit rights and foreign currency, exchange or options contracts between International and any affiliate of Bank One Corporation (all as more particularly described therein, the "Collateral"), which security interests were perfected by the filing of UCC financing statements with various governmental offices and/or other acts of perfection; and

WHEREAS, included in the Collateral is a Foreign Exchange & Options Agreement & Schedule between International and Bank One, NA (Illinois) dated as of April __, 2001 (together with all rights and agreements thereunder, including all FX Transactions [as defined therein], the "FEOMA"); and

WHEREAS, pursuant to Section 14(d) of the Lease, International is or will be, as of November 30, 2001, in default on its obligations under the Lease (as described in a Standstill Agreement and First Amendment to Amended and Restated Loan Agreement dated as of November 21, 2001, the "Existing Default") due to a default by International under its Amended and Restated Loan Agreement dated as of March 31, 2001 (the "Loan Agreement") between International and Huntington National Bank (the "Agent") as agent for

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Huntington National Bank and Bank One, NA (Ohio), which Existing Default, along with receipt of Banc One's prior notice thereof, is hereby acknowledged by International and Worldwide; and

WHEREAS, as a consequence of the Existing Default, Banc One may exercise any or all of its remedies as enumerated in Section 15 of the Lease and Section 12 of the Security Agreements (collectively, the "Remedies"); and

WHEREAS, International and Worldwide have requested Banc One to forbear from exercising its Remedies as result of the Existing Default and to otherwise modify its rights and remedies; and

WHEREAS, Banc One is willing to modify its rights and to forbear from exercising its Remedies, except as provided herein, during the term of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Banc One, International and Worldwide do voluntarily and without coercion of any kind hereby agree as follows:

                               I. Acknowledgment.

         A. Banc One, International and Worldwide hereby acknowledge the accuracy of the Background Information contained in this Agreement.

         B. Banc One, International and Worldwide hereby acknowledge and stipulate that (a) Banc One's interest in the Equipment is an ownership interest, and its security interest in the Collateral is properly perfected; (b) Metatec Corporation or International, as applicable, (i) executed and delivered the Lease to Banc One on the dates reflected above, (ii) is properly obligated under the Lease by the terms thereof, (iii) is in possession of a copy of the Lease, and (iv) remains bound, in all respects, under the terms of the Lease, as specifically modified herein; and (c) International and Worldwide (i) executed and delivered the Security Agreements to Banc One on the dates reflected above, (ii) are properly obligated under their respective Security Agreement by the terms thereof, (iii) are in possession of copies of their respective Security Agreement, and (iv) remain bound, in all respects, under the terms of their respective Security Agreement.

         C. International hereby ratifies its obligations under the Lease as specifically modified herein. Any rights to or interests in property, including ownership and/or collateral interests in the Equipment or Collateral, granted to Banc One pursuant to the Lease or otherwise shall be continued and are hereby ratified and acknowledged without further action by Banc One, International or Worldwide.

         D. International and Worldwide hereby ratify their respective obligations under the Security Agreements.

         E. International and Worldwide acknowledge that (i) prior to giving effect to this Agreement, the obligations under the Lease and Security Agreements were in default and were subject to all Remedies available to Banc One thereunder, and (ii) the Existing Default will continue to exist as a default under the Lease notwithstanding any forbearance or waiver by the Agent or any partial or complete cure by International of its prior, current or subsequent defaults under the Loan Agreement.

                                 II. Agreement.

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         1.       FORBEARANCE.

         1.01. Except as provided in this Agreement, Banc One shall not, prior to the Termination Date (as defined herein), exercise its Remedies against International, Worldwide, the Equipment or the Collateral based upon the Existing Default.

         1.02. "Termination Date" shall mean the earlier to occur of any of the following:

                  (a) A default of any term of this Agreement, without notice or cure period.

                  (b) Any event, non-event or occurrence described as a default or event of default in the Lease or either Security Agreement, or any document executed in connection therewith (but not the Existing Default), or a material adverse change to International, Worldwide, the Equipment or the Collateral.

                  (c)      December 14, 2001.

         1.03. No delay or failure of Banc One to exercise any of its Remedies, or any rights or remedies under this Agreement or any document executed in connection with the Lease, the Security Agreements or herewith shall operate as a waiver thereof.

         1.04. Prior to the Termination Date, except with respect to the Existing Default, International will continue to comply with all of its obligations under the Lease.

         1.05. In consideration of the forbearance provided herein, International agrees to take such actions as are requested by Banc One or Bank One, NA (Illinois), including, but not limited to executing and delivering to Bank One, NA (Illinois), on even date herewith, the letter attached hereto as Exhibit 1.05 (the "Instruction"), and causing the Agent to execute the Instruction on even date herewith, for the purpose of immediately (a) settling and netting all FX Transactions and (b) causing the delivery by Bank One, NA (Illinois) of all amounts otherwise to be paid to International under the FEOMA upon such settlement or netting to be delivered to Banc One for application to International's payment obligations under the Lease, in allocations as Banc One, in its sole discretion, determines to be appropriate.

         2.       REPRESENTATIONS AND WARRANTIES.

         2.01. International and Worldwide represent and warrant to Banc One that:

                  (a) No default or event of default under the Lease or Security Agreements, nor any event that, with the giving of notice or the passage of time or both, would be a default or an event of default under such documents has occurred and is continuing, except the Existing Default.

                  (b) International and Worldwide have no claims, counterclaims, defenses, or set-offs with respect to their respective obligations under the Lease or the Security Agreements.

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                  (c)      The Lease and the Security Agreements are the legal,
                           valid and binding obligations of International and Worldwide, respectively, enforceable against International and Worldwide, respectively, in accordance with their terms.

         3.       REAFFIRMATION AND WAIVERS.

         3.01. The Lease. International hereby reaffirms, acknowledges and agrees that it is fully liable for the all obligations under the Lease.

         3.02. Security Agreements. International and Worldwide hereby reaffirm, acknowledge and agree that they are fully obligated under the Security Agreements pursuant to their terms.

         4.       RELEASE.

         4.01. As a material inducement to Banc One to enter into this Agreement, which the parties have determined to be to their direct advantage and benefit, International and Worldwide do hereby release and forever discharge Banc One, Bank One Corporation, and all of their past and present employees, agents, attorneys, officers, directors, subsidiaries and affiliates, and each of their predecessors, successors and assigns (hereinafter collectively referred to as "Banc One Releasees"), from any and all claims, losses, liabilities, demands, defenses, setoffs, counterclaims and causes of action of any kind, if any, whether absolute or contingent, known or unknown, matured or unmatured, that International or Worldwide have or hereinafter can have, or have ever had, in whatever capacity against any of the Banc One Releasees, arising out of or relating to the Lease, the Equipment, either Security Agreement, the Collateral, the FEOMA or any other event, agreement, letter or transaction, oral or written, between either of International or Worldwide and any of the Banc One Releasees by reason of any matter from the beginning of time, to and including the date of this Agreement.

         4.02.    This Release is non-contingent and absolute.

         4.03 This Release shall survive and shall remain in full force and effect after all of the obligations under the Lease have been satisfied in full.

         5.       GENERAL PROVISIONS.

         5.01. NO MODIFICATIONS. Except as otherwise provided herein, this Agreement does not either implicitly or explicitly, modify any provision of any documents, including the Lease or the Security Agreements, and shall not constitute a waiver of any rights or remedies thereunder.

         5.02. GOVERNING LAW. This Agreement shall be governed by the laws of Ohio without reference to any conflicts of law.

         5.03. TIME IS OF THE ESSENCE. Time is of the essence under this Agreement.

         5.04. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be

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                  deemed an original, and all such counterparts together shall constitute one and the same instrument.

         5.05. SEVERABILITY. If any portion of this Agreement is found by a court to be unenforceable, the entire remainder of the Agreement shall remain in full force and effect.

         5.06. VENUE. Exclusive venue for any actions involving this Agreement shall be in Franklin County, Ohio.

         5.07. COUNSEL. In the negotiations leading up to this Agreement, International and Worldwide have had sufficient time to consider all terms of this Agreement and the alternatives to this Agreement, during which time they have retained counsel and are fully prepared and willing to sign this Agreement and be legally bound hereby. International and Worldwide have freely and thoroughly considered all their options and enter into this Agreement knowingly and voluntarily. Each party has had equal opportunity to negotiate the terms of this Agreement, and Banc One's counsel is preparing the draft merely for the convenience of the parties. The identity of the party preparing this Agreement shall have no effect on the interpretation hereof.

         5.08. DEFINITIONS AND CAPTIONS. All capitalized terms used in this Agreement that are not otherwise defined herein but are defined in the Lease, Security Agreement or FEOMA shall have the same meanings ascribed to them in the respective instrument or document. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         5.09. INTEGRATION. This Agreement and the documents and instruments executed contemporaneously herewith, and to which Banc One is a party, contain the entire Agreement among the parties and supersede any prior discussions, negotiations, representations or agreements among them respecting the subject matter; provided, however, that except as specifically provided herein, this Agreement does not alter or amend any document or instruments previously executed and delivered by either International or Worldwide to Banc One.

         5.10. NOT A NOVATION. This Agreement is a modification only and not a novation. Except for the forbearance provided for herein, the Lease and the Security Agreement, and all the terms and conditions thereof, shall be and remain in full force and effect with any changes herein deemed to be incorporated therein. This Agreement is to be considered attached to the Lease and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Lease or release any owner of Equipment or Collateral securing the Lease. The validity, priority and enforceability of the Lease shall not be impaired hereby.

         5.11. REINSTATEMENT. International and Worldwide agree that to the extent that all or any part of the payments contemplated herein is subsequently invalidated, declared to be fraudulent or preferential, set aside and required to be paid or repaid over to the trustee, receiver or other entity, including International or Worldwide acting as debtor-in-possession, whether under any bankruptcy law or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the Lease and Security Agreements shall be reinstated in an

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                  amount equal to the amount of such Preferential Payment with all liabilities intended to be satisfied by the payments to be made hereunder being revived and continued in full force and effect as if such Preferential Payment had not been made.

         5.12. JURY WAIVER. International and Worldwide and Banc One (by its acceptance hereof) hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among either or both of International or Worldwide and Banc One arising out of or in any way related to this Agreement, any other related document, or any relationship between Banc One and International or Worldwide. This provision is a material inducement to Banc One to provide the forbearance described herein.

THE UNDERSIGNED HAVE HEREUNTO SET THEIR HAND IN COLUMBUS, OHIO ON THE 21st DAY OF NOVEMBER, 2001.

Banc One Leasing Corporation
By: /s/ Michael A. Reeves
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Its: Vice President
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Metatec International, Inc.

By:      /s/ Jeffrey M. Wilkins
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Its:     Chairman and CEO
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Metatec Worldwide, Inc.

By:      /s/ Jeffrey M. Wilkins
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Its:     Chairman and CEO
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